   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 1997

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                FORM 10/A NO. 1


                  GENERAL FORM FOR REGISTRATION OF SECURITIES

                      PURSUANT TO SECTION 12(b) OR (g) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

                               MIDAS GROUP, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                36-4180556
    (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                Identification No.)

       225 NORTH MICHIGAN AVENUE
           CHICAGO, ILLINOIS                              60611
(Address of Principal Executive Offices)                (Zip Code)

       Registrant's telephone number, including area code: (312) 565-7500

       Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                 NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                 EACH CLASS IS TO BE REGISTERED
----------------------------------------  --------------------------------------
     Common Stock, $.001 par value               New York Stock Exchange
    Preferred Stock Purchase Rights              New York Stock Exchange

     Securities to be registered pursuant to Section 12(g) of the Act: None

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                               MIDAS GROUP, INC.
                 INFORMATION INCLUDED IN INFORMATION STATEMENT
                   AND INCORPORATED BY REFERENCE INTO FORM 10

    Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the Information Statement filed herewith as Exhibit 99 (the "Information Statement") or portions of Annex C to the Information Statement ("Annex C"). None of the information contained in the Information Statement (including the Annexes thereto) shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

ITEM 1.  BUSINESS

    The information required by this Item is contained in the body of the Information Statement under the caption "Summary -- Midas" and in Annex C under the caption "Business," and such information is incorporated herein by reference.

ITEM 2.  FINANCIAL INFORMATION

    The information required by this Item is contained in Annex C under the captions "Midas Group Summary of Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and such information is incorporated herein by reference.

ITEM 3.  PROPERTIES

    The information required by this Item is contained in Annex C under the caption "Properties" and such information is incorporated herein by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The information required by this Item is contained in the body of the Information Statement under the caption "Principal Shareholders of Each Company" and in Annex C under the caption "Management -- Ownership of Midas Common Stock by Management," and such information is incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS

    The information required by this Item is contained in Annex C under the captions "Management -- Directors" and "Management -- Executive Officers," and such information is incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION

    The information required by this Item is contained in Annex C under the captions "Management -- Compensation of Directors" and "Management -- Compensation of Executive Officers," and such information is incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The information required by this Item is contained in the body of the Information Statement under the caption "Arrangements Between Whitman and Each of the Companies Relating to the Distribution," and in Annex C under the captions "Financing" and "Midas Group Pro Forma Combined Financial Information" and in Note 3 to the "Notes to Combined Financial Statements," and such information is incorporated herein by reference.

ITEM 8.  LEGAL PROCEEDINGS

    The information required by this Item is contained in Annex C under the caption "Business -- Regulatory Compliance and Legal Proceedings," and such information is incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

    The information required by this Item is contained in the body of the Information Statement under the caption "The Distribution -- Listing and Trading of the Common Stock of the Companies" and in Annex C under the caption "Post-Distribution Dividend Policy," and such information is incorporated herein by reference.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

    On September 2, 1997, the Registrant sold 1,000 shares of its Common Stock to Whitman Corporation for $1,000 in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, by reason of the provisions of Section 4(2) thereof relating to sales by an issuer not involving any public offering.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    The information required by this Item is contained in the body of the Information Statement under the captions "Description of Capital Stock of the Companies" and "Certain Antitakeover Effects of Certain Charter and By-Law Provisions, the Rights and Delaware Law," and such information is incorporated herein by reference.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The information required by this Item is contained in the body of the Information Statement under the caption "Liability and Indemnification of Directors and Officers," and such information is incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA


    The information required by this Item is contained in Annex C under the caption "Midas Group Pro Forma Combined Financial Information" and in the financial information listed on the Index to Historical Financial Information appearing in Annex C on page C-30, and such information is incorporated herein by reference.


ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

    None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements. The following financial statements are filed as a part of this Registration Statement: (i) Pro Forma Combined Statements of Income for the six months ended June 1997 and for the year ended December 1996; (ii) Pro Forma Combined Balance Sheet as of June 1997; (iii) Combined Statements of Income for the years ended December 1996, 1995 and 1994 and for the six months ended June 1997 and 1996; (iv) Combined Balance Sheets as of December 1996 and 1995 and as of June 1997; and (v) Combined Statements of Cash Flows for the years ended December 1996, 1995 and 1994 and for the six months ended June 1997 and 1996.

    (b) Exhibits:


EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
 3(i)* Certificate of Incorporation

 3(ii)* By-Laws

 4     Form of Rights Agreement between the Registrant and First Chicago Trust
         Company of New York, as Rights Agent

10.1   Form of Distribution and Indemnity Agreement by and among Whitman
         Corporation, the Registrant and Midas International Corporation

10.2   Form of Tax Sharing Agreement among the Registrant, Midas International
         Corporation and Whitman Corporation

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
10.3** Form of Revolving Credit Facility

10.4   Form of Midas Franchise and Trademark Agreement

10.5   Form of Stock Incentive Plan

10.6   Form of Change in Control Agreement

21**   Subsidiaries of the Registrant

27**   Financial Data Schedule

99     Information Statement


------------------------


 *Previously filed.



**To be filed by Amendment.

                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          MIDAS GROUP, INC.

                                By:                R. LEE BARCLAY
                                     ------------------------------------------
                                                   R. Lee Barclay
                                         EXECUTIVE VICE PRESIDENT AND CHIEF
                                                 FINANCIAL OFFICER


Date: November 13, 1997

                                 EXHIBIT INDEX


EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
 3(i)* Certificate of Incorporation

 3(ii)* By-Laws

 4     Form of Rights Agreement between the Registrant and First Chicago Trust
         Company of New York, as Rights Agent

10.1   Form of Distribution and Indemnity Agreement by and among Whitman
         Corporation, the Registrant and Midas International Corporation

10.2   Form of Tax Sharing Agreement among the Registrant, Midas International
         Corporation and Whitman Corporation

10.3** Form of Revolving Credit Facility

10.4   Form of Midas Franchise and Trademark Agreement

10.5   Form of Stock Incentive Plan

10.6   Form of Change in Control Agreement

21**   Subsidiaries of the Registrant

27**   Financial Data Schedule

99     Information Statement


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 *Previously filed.



**To be filed by amendment.